EST. 1892

Abercrombie & Fitch

NEW YORK

BANK OF AMERICA MERRILL LYNCH
2014 CONSUMER & RETAIL CONFERENCE

MARCH 11, 2014

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this presentation or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. The factors included in the disclosure under the heading "FORWARD-LOOKING STATEMENTS AND RISK FACTORS" in "ITEM 1A. RISK FACTORS" of A&F's Annual Report on Form 10-K for the fiscal year ended February 2, 2013, in some cases have affected and in the future could affect the Company's financial performance and could cause actual results for the 2014 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this presentation or otherwise made by management.

OTHER INFORMATION

All dollar and share amounts are in thousands unless otherwise stated. Sub-totals and totals may not foot due to rounding.

The Fiscal 2012 retail calendar included a fifty-third week.

FULL YEAR ADJUSTED P&L SUMMARY*

	UNAUDITED		UNAUDITED	
	2013	% OF NET SALES	2012	% OF NET SALES
NET SALES	$4,116,897	100.0%	$4,510,805	100.0%
GROSS PROFIT	2,575,435	62.6%	2,816,709	62.4%
OPERATING EXPENSE	2,375,632	57.7%	2,454,402	54.4%
OTHER OPERATING INCOME, NET	(23,074)	-0.6%	(19,333)	-0.4%
OPERATING INCOME	222,877	5.4%	381,640	8.5%
INTEREST EXPENSE, NET	7,546	0.2%	7,288	0.2%
INCOME BEFORE TAXES	215,331	5.2%	374,352	8.3%
TAX EXPENSE	64,712	1.6%	132,749	2.9%
NET INCOME	$150,619	3.7%	$241,603	5.4%
NET INCOME PER DILUTED SHARE	$1.91		$2.90	
WEIGHTED-AVERAGE DILUTED SHARES OUTSTANDING	78,666		83,175	

* The Full Year Adjusted P&L Summary for the current and prior periods is presented on an adjusted non-GAAP basis, excluding Gilly Hicks restructuring charges, other store asset impairment charges, and charges related to the Company's profit improvement initiative.

U.S. CHAIN + DTC COMPARABLE SALES


20%
15%
10%
5%
0%
-5%
-10%
-15%
-20%
4%
7%
8%
17%
13%
12%
16%
8%
7%
1%
7%
1%
-15%
-11%
-14%
-6%
Q1
Q2
Q3
Q4
2010
Q1
Q2
Q3
Q4
2011
Q1
Q2
Q3
Q4
2012
Q1
Q2
Q3
Q4
2013

ADJUSTED AND RESTATED NON-GAAP DILUTED EPS HISTORY*



$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
2007
2008
2009
2010
2011
2012
2013

	2007	2008	2009	2010	2011	2012	2013
GAAP EPS [(1)]	$5.45	$3.45	$0.89	$1.73	$1.60	$2.85	$0.69
EXCLUDED CHARGES	-	0.06	0.23	0.34	0.49	0.06	1.22
NON-GAAP EPS	$5.45	$3.51	$1.12	$2.10	$2.48	$2.90	$1.91

* From Continuing Operations

(1) GAAP EPS for 2010 forward are reported under the cost method. All other figures reported under the retail method as the Company determined that it would be impracticable to restate.

FINANCIAL OBJECTIVE

OPERATING MARGIN EXPANSION + DISCIPLINED CAPITAL ALLOCATION = SIGNIFICANT ROIC IMPROVEMENT

OPERATING MARGIN EXPANSION


PROFITABLE INTERNATIONAL GROWTH
INCREASING DTC PENETRATION
RECOVERING PRODUCTIVITY IN U.S. STORES
REDUCING EXPENSES
EXPANDING OPERATING MARGIN

CAPITAL ALLOCATION


PRIORITIZING DTC AND IT INVESTMENTS SHORT - TERM
MINIMUM 30% ROI HURDLE
MAINTAIN CAPEX AT ~$200M PER YEAR
DISCIPLINED CAPITAL ALLOCATION
RETURNING CASH TO SHAREHOLDERS

GUIDANCE UPDATES

COMPARABLE STORE SALES DECLINE IN THE HIGH SINGLE DIGITS

DIRECT TO CONSUMER SALES INCREASE OF APPROXIMATELY 20%

GROSS MARGIN RATE FLAT TO SLIGHTLY DOWN TO FISCAL 2013

FULL YEAR TAX RATE OF APPROXIMATELY 35%

WEIGHTED AVERAGE SHARE COUNT OF APPROXIMATELY 78 MILLION SHARES

FULL YEAR DILUTED EARNINGS PER SHARE IN THE RANGE OF $2.15 - $2.35

* Guidance for the full year does not include charges related to the Company's restructuring plans for the Gilly Hicks brand, other impairment and store closure charges, charges related to the implementation of the Company's profit improvement initiative, or the effect of share repurchases, including pursuant to the Company's announced Accelerated Share Repurchase.


EST. 1892
Abercrombie & Fitch
NEW YORK
EST. 1892
abercrombie
KIDS
GILLY HICKS
SYDNEY
PACIFIC MERCHANTS
HOLLISTER
CALIFORNIA
1922